UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

SPHERIX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 15, 2019, Spherix Incorporated (the “Company”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (i) re-elected Robert J. Vander Zanden, Anthony Hayes, Tim S. Ledwick, Eric Weisblum and Gregory James Blattner as directors of the Company, (ii) ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, (iii) approved, on a non-binding, advisory basis, the Company’s executive compensation, (iv) approved a proposal to amend the Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio of up to ten-for-one, with the exact ratio to be set within that range at the sole discretion of the Company’s Board of Directors without further approval or authorization by the Company’s stockholders, and (v) approved an amendment to the Spherix Incorporated 2014 Equity Incentive Plan (the “2014 Plan”) to increase the number of shares of common stock authorized to be issued pursuant to the 2014 Plan from 434,210 to 1,034,210. Stockholders of record at the close of business on February 20, 2019 were entitled to one vote for each share of common stock, ten/nineteenths votes per share of Series D Convertible Preferred Stock (as converted, one vote for each of 2,487 shares of common stock) and ten/nineteenths votes per share of Series D-1 Convertible Preferred Stock (as converted, one vote for each of 439 shares of common stock) held.  On February 20, 2019, there were 8,542,530 shares of common stock issued and outstanding, 4,725 shares of Series D Convertible Preferred Stock issued and outstanding and 834 shares of Series D-1 Convertible Preferred Stock issued and outstanding, of which 6,213,005 were represented at the Meeting, or approximately 72.70% of the total outstanding, which was sufficient to constitute a quorum.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Robert J. Vander Zanden, Anthony Hayes, Tim S. Ledwick, Eric Weisblum and Gregory James Blattner were elected to serve until the 2020 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert J. Vander Zanden	2,660,749	491,958	3,060,298
Anthony Hayes	2,597,347	555,360	3,060,298
Tim S. Ledwick	2,661,308	491,399	3,060,298
Eric Weisblum	2,658,135	494,572	3,060,298
Gregory James Blattner	2,666,293	486,414	3,060,298

Proposal No. 2 – Ratification of the appointment of independent registered public accounting firm

The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,929,662	136,999	31,705	—

Proposal No. 3 – Approval, by non-binding advisory vote, of the Company’s executive compensation

The Company’s executive compensation, by non-binding advisory vote, was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,199,079	796,874	42,115	3,060,298

Proposal No. 4 – Approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of up to ten-for-one

The proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,272,926	1,815,053	10,387	-

Proposal No. 5 – Approval of an amendment to the 2014 Plan to increase the number of shares of common stock authorized to be issued pursuant to the 2014 Plan from 434,210 to 1,034,210

The proposed amendment to the 2014 Plan to increase the number of shares of common stock authorized to be issued thereunder was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,557,270	1,479,250	1,548	3,060,298

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERIX INCORPORATED

Date: April 16, 2019	By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer